Huntington,  W. Va.   May 14, 2009

Energy Services of America Corporation Announces results for the three months and six months ended March 31,2009 Energy Services of America (ESA) announced today that the company had a loss of $2,868,042 for the three months ended March 31, 2009 compared to a profit of $184,780 for the same period in 2008. The loss for the six months ended March 31, 2009 totaled $5,062,551 compared to a profit of $539,566 for the prior year for the same six month period.

Marshall T. Reynolds, Chairman and Chief Executive Officer, noted that the quarter ended March 31 usually produces significantly lower revenues due to the inclement winter weather which results in lower construction volumes and was additionally affected by project delays. " The quarter ended March 31 is usually slow due to the lower volumes and inclement weather. In addition current economic uncertainties resulting from the recession have resulted in unusual delays of many projects. These delays are having a negative affect on our 2009 volumes to date. However, long term, we feel good about the Company's future given the continued need for additional energy infrastructure ( both natural gas pipelines and electrical delivery systems)."

Edsel R. Burns, president of ESA echoed Mr. Reynolds comments. "While volumes are off due to normal winter season issues, and the continued delays of projects by customers will likely impact all of 2009, we believe strongly that the demand for the company's services for 2010 and beyond will be strong. We continue to explore all revenue opportunities. We remain optimistic about the company's long term prospects ." Key information at March 31, 2009 was as follows:



                            Energy Services of America  Corporation
                            Key Financial Information

                                           Three Months       Three Months       Six Months          Six Months
                                              Ended               Ended              Ended              Ended
                                            March 31,           March 31,          March 31,          March 31,
                                               2009               2008                2009               2008
Actual

Revenues                                      $18,944,621       $         -       $52,623,667               -

Net Income (loss)                            $(2,868,042)          $184,780       $(5,062,551)       $539,566

Earnings (loss) Per Share-Basic                   $(0.24)             $0.02            $(0.42)          $0.05

Earnings (loss) Per Share-Diluted                 $(0.24)             $0.01            $(0.42)          $0.04

Other information
Shares Outstanding                            12,092,307
Total Assets                                $102,393,757
Total Liabilities                            $47,199,091
Total Equity                                 $55,194,666
Stated Book Value per Share                        $4.56
Backlog at March 31 , 2009                   $34,800,000

Certain Statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.